Exhibit 99.1

Filed by: American Oil & Gas Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: American Oil & Gas Inc.
Commission File No.: 001-31900
NEWS RELEASE
American Oil & Gas Reports 3rd Quarter
2010 Financial Results and Provides Operations Update
DENVER, November 15, 2010 — American Oil & Gas Inc. (NYSE Amex: AEZ) reports a net loss of $119,266 (nil per share, basic and diluted) for the quarter ended September 30, 2010, as compared to a net loss of $3,400,573 (loss of seven cents per share, basic and diluted) for the quarter ended September 30, 2009. For the nine-month periods ended September 30, 2010 and 2009, American reports net income to common stockholders of $27,661,320 (income of 46 cents per share, basic and 45 cents per share, diluted) and a net loss to common stockholders of $8,892,054 (loss of 18 cents per share, basic and diluted), respectively. The approximate $36.6 million increase in net income in the nine-month period includes a $36.4 million pre-tax gain on the sale of substantially all of American’s oil and gas interests in the Powder River Basin in Wyoming on March 31, 2010.
During the quarter ended September 30, 2010, American sold 73,112 barrels of oil at $64.64 per barrel and 17,040 mcf of natural gas at $4.74 per mcf for total oil and gas revenues of $4,806,383. For the corresponding quarter ended September 30, 2009, American sold 4,877 barrels of oil at $59.17 per barrel and 49,949 mcf of natural gas at $3.48 per mcf for total oil and gas revenues of $462,553. Lease operating expenses, including production taxes, for the quarters ended September 30, 2010 and 2009 were $912,493 ($12.01 per BOE) and $278,429 ($21.09 per BOE), respectively. Depreciation, depletion and amortization expense of oil and gas properties was $1,601,000 ($21.08 per BOE) for the current quarter and $212,001 ($16.06 per BOE) for the corresponding prior year quarter.
During the nine-month period ended September 30, 2010, American sold 119,374 barrels of oil at $64.25 per barrel and 68,324 mcf of natural gas at $6.06 per mcf for total oil and gas revenues of $8,083,918. For the corresponding nine-month period ended September 30, 2009, American sold 14,056 barrels of oil at $46.87 per barrel and 183,386 mcf of natural gas at $3.42 per mcf for total oil and gas revenues of $1,285,705. Lease operating expenses, including production taxes, for the nine-month periods ended September 30, 2010 and 2009 were $1,777,764 ($13.60 per BOE) and $848,354 ($19.01 per BOE), respectively. Depreciation, depletion and amortization expense of oil and gas properties was $2,551,000 ($19.51 per BOE) for the current nine-month period and $546,000 ($12.24 per BOE) for the prior year nine-month period.
For the quarters ended September 30, 2010 and 2009, American’s general and administrative expenses were $2,804,686 and $1,198,188, respectively. Total costs increased approximately $1.6 million primarily due to (i) approximately $1.0 million paid for a third party fairness opinion in July 2010 of the then-proposed merger with Hess Corporation and (ii) a $0.5 million increase in legal fees and expenses, primarily relating to the merger, including the defense of lawsuits filed in connection with the merger. For the nine-month periods ended September 30, 2010 and 2009, American’s general and administrative expenses were $6,168,688 and $4,242,539 respectively. Total costs increased by $1.9 million, primarily due to (i) an approximately $1.1 million increase in investment banking and legal fees and expenses, primarily relating to the merger, including the defense of lawsuits filed in connection with the merger and (ii) an approximately $0.8 million increase in employee compensation.

At September 30, 2010, American had $17.9 million in working capital which includes $15.5 million in cash and short-term investments, total assets of $151.1 million, a long-term asset retirement obligation of $225,099, deferred income taxes of $6.2 million, no long term debt and stockholders’ equity of $126.3 million. There are currently 61,029,656 common shares outstanding.
For the nine-month period ended September 30, 2010, American’s net cash used by operating activities decreased by $361,956 (from $3,057,074 net cash used for operating activity for the nine-month period ended September 30, 2009 to $2,695,118 cash used by operations for the nine-month period ended September 30, 2010). Cash received from oil and gas revenues in the 2010 period were approximately $2 million greater than for the 2009 period. Cash expenditures for general and administrative expenses for the 2010 period were approximately $2 million greater than for the 2009 period. In the 2010 period, net purchases of well equipment inventory held in third party yards were approximately $315,000 less than in the 2009 period.
American used a net $24.9 million in cash during the nine-month period ended September 30, 2010 as compared with $7.2 million of cash used by investing activities in the nine-month period ended September 30, 2009. The $17.7 million increase in cash usage is primarily due to (i) a $63.8 million increase in acquisition, exploration and development of oil and gas properties (primarily in the Goliath Project), less (ii) $46.2 million received in March 2010 on the sale of oil and gas properties in the Powder River Basin in Wyoming.
During the nine-month periods ended September 30, 2010 and September 30, 2009, the only financing activities were $804,150 in cash received in the 2010 period relating to exercises of stock options and a warrant.
OPERATIONS UPDATE
American has operated or participated in the drilling of 22 gross (12.9 net) wells thus far in the Goliath project area in Williams County, North Dakota and is currently operating a four-rig drilling program. Including wells-in-progress, American has operated the drilling of a total of 16 gross (11.2 net wells) at Goliath, and six gross (1.7 net) wells have been drilled or are in progress by other operators. American operates and owns interests in five gross (3.05 net) currently producing wells.

The table below presents the current status of American’s operated oil and natural gas drilling, completion and production operations:

WELL NAME	LOCATION	STATUS

Summerfield 15-15H WI=35% NRI=28.4%	Sec. 15 T147N-R96W, Dunn County, ND	Commenced production in May 2010. IP rate of 2,799 barrels of oil equivalent (“BOE”). Average daily rate for initial 30, 60, 90, 120 and 150 days of 1,046, 812, 693, 608 and 547 BOE, respectively. Total cumulative production at 10-31-2010 (167 actual production days) of 86,668 BOE (71,113 bbls of oil and 76 mmcf of natural gas).

Tong Trust 1-20H WI=25.3% NRI=20.2%	Sec. 20 T157N-R96W, Williams County, ND	Commenced Production March 2010 at 1,421 BOE. Average daily rate for initial 30, 60, 90, 120 and 150 days of 652, 496, 401, 346 and 309 BOE, respectively. Total cumulative production at 11-5-2010 (173 actual production days) of 49,812 BOE (38,283 bbls of oil and 70 mmcf of natural gas).

Ron Viall 1-25H WI=94% NRI=75.2%	Sec. 25 T156N-R98W Williams County, ND	Commenced production May 2010. IP rate of 2,844 BOE. Average daily rate for initial 30, 60, 90 and 120 days of 987, 739, 628 and 561BOE, respectively. Total cumulative production at 11-5-2010 (144 actual production days) of 76,534 BOE (56,075 bbls of oil and 123 mmcf of natural gas).

Bergstrom 15-23H WI=95% NRI=76%	Sec. 23 T156N-R98W Williams County, ND	Commenced production August 2010. IP rate of 3,049 BOE. Average daily rate for initial 30 and 60 days of 1,061 and 860 BOE, respectively. Total cumulative production at 11-5-2010 (76 actual production days) of 58,875 BOE (45,861 bbls of oil and 78 mmcf of natural gas).

Johnson 15-35H WI=81.9% NRI=65.5%	Sec. 35 T156N-R98W Williams County, ND	Commenced production August 2010. Due to North Dakota Industrial Commission orders, production flow was choked back upon initial production due to excessive smoke from the flare. Average daily rate for initial 30 and 60 days of 806 and 711 BOE, respectively. Total cumulative production at 11-5-2010 (71 actual production days) of 47,348 BOE (36,188 bbls of oil and 67 mmcf of natural gas).

Hickel 15-35H WI=62.3% NRI=49.8%	Sec. 35 T157N-R97W Williams County, ND	Drilling operations concluded on July 27, 2010. Completion assembly installed to facilitate a 35-stage hydraulic fracture stimulation completion. Remedial work is underway to prepare this well for frac as frac crews are scheduled to commence completion in mid-November 2010. If this well is not ready for completion, frac crews may move to complete the Hodenfield 15-7H well.

Hodenfield 15-33H WI=57.4% NRI=45.9%	Sec. 33 T157N-R97W Williams County, ND	Drilling operations concluded on August 5, 2010. Completion assembly installed to facilitate a 35-stage hydraulic fracture stimulation completion. Fracture stimulation concluded on November 4, 2010. Temporary plugs are expected to be drilled out before November 15, 2010 and the well should commence production in mid-November 2010.

Hodenfield 15-7H WI=52.3% NRI=41.8%	Sec. 7 T157N-R97W Williams County, ND	Drilling operations concluded on August 14, 2010. Completion assembly installed to facilitate a 35-stage hydraulic fracture stimulation completion. Crews are expected to commence completion operations on or about November 15, 2010 and the well is expected to be placed on production prior to the end of November 2010.

WELL NAME	LOCATION	STATUS

Bergstrom 2-27H WI=72.9% NRI=58.3%	Sec. 27 T156N-R98W Williams County, ND	Drilling operations concluded on September 29, 2010. Completion assembly installed to facilitate a 27-stage hydraulic fracture stimulation completion. Crews are expected to commence completion operations immediately after completing the Hodenfield 15-7H well.

Olson 15-36H WI=68.2% NRI=54.5%	Sec. 36 T157N-R98W Williams County, ND	Drilling operations concluded on September 17, 2010. Completion assembly installed to facilitate a 32-stage hydraulic fracture stimulation completion. Frac crews are finalizing the completion to place the well on production.

Hodenfield 15-23H WI=55.3% NRI=44.2%	Sec. 23 T157N-R98W Williams County, ND	Drilling operations concluded on September 16, 2010. Completion assembly installed to facilitate a 30-stage hydraulic fracture stimulation completion. No completion date has been set.

Reid 3-3H WI=59.3% NRI=47.4%	Sec. 3 T157N-R97W Williams County, ND	Drilling operations concluded on October 17, 2010. Completion assembly installed to facilitate a 27-stage hydraulic fracture stimulation completion. No completion date has been set.

Bergstrom 2-28H WI=83.1% NRI=66.5%	Sec. 28 T156N-R98W Williams County, ND	Drilling operations also concluded on October 17, 2010. Completion assembly installed to facilitate a 22-stage hydraulic fracture stimulation completion. No completion date has been set.

Dustin Brose 2-29H WI=81.4% NRI=65.1%	Sec. 29 T156N-R98W Williams County, ND	Drilling operations concluded on November 7, 2010. Completion assembly installed to facilitate a 30-stage hydraulic fracture stimulation completion. No completion date has been set.

Twilight 1-24H WI=32.75% NRI=26.2%	Sec. 24 T156N-R99W Williams County, ND	Ensign drilling rig 24 commenced drilling on October 18, 2010 and is currently drilling in the lateral portion in the targeted Bakken formation.

Haug 14-19H WI=85.4% NRI=68.3%	Sec. 19 T156N-R98W Williams County, ND	Unit drilling rig 234 commenced drilling on October 23, 2010 and is currently drilling the vertical portion of the well.

Dahl 15-22H WI=64.5% NRI=51.6%	Sec. 22 T156N-R97W Williams County, ND	Ensign drilling rig 88 commenced drilling on October 25, 2010 and is currently cementing the 9-5/8 casing in the vertical portion of the well.

Foss Family Trust 15-23H WI=51.4% NRI=41.1%	Sec. 23 T156N-R97W Williams County, ND	Preparations are underway to move Nabors drilling rig 486 from the Dustin Brose well location. This well is expected to commence drilling during the third week of November 2010.
American Oil & Gas Inc. is an independent oil and natural gas company engaged in exploration, development and production of hydrocarbon reserves primarily in the Rocky Mountain region. Additional information about American Oil & Gas Inc. can be found at the Company’s website: www.americanog.com.
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Selected Financial and	Three Months Ended		Nine Months Ended
Operating Data	9/30/10	9/30/09	9/30/10	9/30/09
CASH FLOW RECAP:
Net cash (used) by operating activities	$(1,277,518)	$(469,666)	$(2,695,118)	$(3,057,074)
Net cash (used) for investing activities	$(35,074,823)	$(285,934)	$(24,934,604)	$(7,214,875)
Net cash provided by financing activities	$87,500	$—	$804,150	$—

FINANCIAL RECAP:
Oil and gas sales	$4,806,383	$462,553	$8,083,918	$1,285,705
Net income/(loss)	$(119,266)	$(3,400,573)	$27,661,320	$(8,892,054)
Net loss per common share- basic	$—	$(0.07)	$0.46	$(0.18)
Net loss per common share- diluted	$—	$(0.07)	$0.45	$(0.18)

OPERATING DATA:
Net oil production (Bbl)	73,112	4,877	119,374	14,056
Oil revenues	$4,725,598	$288,567	$7,669,920	$658,759
Average oil price per Bbl	$64.64	$59.17	$64.25	$46.87

Net gas production (Mcf)	17,040	49,949	68,324	183,386
Natural gas revenues	$80,785	$173,986	$413,998	$626,946
Average gas price per Mcf	$4.74	$3.48	$6.06	$3.42

Barrels of oil equivalent sold (“BOE”)	75,952	13,202	130,761	44,620

Lease operating expenses and production taxes	$912,493	$278,429	$1,777,764	$848,354
LOE and production taxes per BOE	$12.01	$21.09	$13.60	$19.01

Depreciation, depletion and amortization-oil and gas properties	$1,601,000	$212,001	$2,551,000	$546,000
DD&A per BOE	$21.08	$16.06	$19.51	$12.24

Investment income	$38,255	$9,632	$137,070	$47,949
Impairment expense — oil and gas assets	$—	$1,850,000	$—	$3,950,000
Impairment of well equipment inventory	$26,571	$409,852	$200,356	$565,991
Accretion of asset retirement obligation	$3,741	$9,837	$16,849	$30,057
Gain on sale of oil and gas properties	$—	$—	$36,400,000	$—
Income tax provision — current	$(200,000)	$(149,965)	$—	$(149,965)
Income tax provision (benefit) — deferred	$(205,000)	$—	$6,125,000	$—
General and administrative expenses	$2,804,686	$1,198,188	$6,168,688	$4,242,539
This release and the Company’s website referenced in this release contain forward-looking statements regarding American Oil & Gas Inc.’s future plans and expected performance that are based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of drilling efforts and the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company’s reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company’s control. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the issuance of this press release or to reflect any change in the Company’s expectations with regard to these forward-looking statements or the occurrence of any unanticipated events. This press release may include the opinions of American Oil & Gas Inc., and does not necessarily include the views of any other person or entity.

Important Information for Investors and Stockholders
In connection with the proposed merger transaction involving Hess Corporation (“Hess”) and American Oil & Gas Inc. (“American”), Hess has filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2010 an amended registration statement on Form S-4 containing a proxy statement/prospectus. Hess and American may also file other documents with the SEC regarding the proposed transaction. The proposed merger transaction involving Hess and American will be submitted to American’s stockholders for their consideration and a definitive proxy statement/prospectus will be mailed to American’s stockholders. INVESTORS AND SECURITY HOLDERS OF AMERICAN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS REGARDING THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Hess and American, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Hess will be available free of charge on Hess’ internet website at www.hess.com or by contacting Hess’ Corporate Secretary Department at 212-536-8602. Copies of the documents filed with the SEC by American will be available free of charge on American’s internet website at www.americanog.com or by contacting American’s Investor Relations Department at 303-449-1184.
Hess, American, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of American in connection with the proposed transaction. Information about the directors and executive officers of Hess is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K as amended, which were filed with the SEC on March 25, 2010 and February 26, 2010 (as amended on November 8, 2010), respectively. Information about the directors and executive officers of American is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K, as amended, which were filed with the SEC on May 14, 2010 and March 15, 2010 (as amended on March 29, 2010 and April 30, 2010), respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials that have been filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact:

Andrew Calerich, President 303.991.0173 Fax: 303.595.0709 1050 17th Street, Suite 2400 — Denver, CO 80265	Neal Feagans, Investor Relations Feagans Consulting, Inc 303.449.1184